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                                                                   EXHIBIT 10.10

                               SUMMARY IN ENGLISH

 Resolution of the Board of Directors of EXFO Electro-Optical Engineering inc.
                       ("EXFO"), dated September 1, 1998.

EXCHANGE:                Exchange between EXFO and GEXFO Investissements
                         Technologiques inc. of all the issued and outstanding shares held by GEXFO Investissements Technologiques inc. in the share capital of GEXFO Distribution
                         Internationale inc., namely 10 Class "A" Shares.

CONSIDERATION:           Issuance by EXFO of 1 Class "C" Share of its share
                         capital in favour of GEXFO Investissements
                         Technologiques inc.

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                       RESOLUTIONS DES ADMINISTRATEURS DE

                     "EXFO INGENIERIE ELECTRO-OPTIQUE INC."

                             RE: ECHANGE D'ACTIONS

               DATE D'ENTREE EN VIGUEUR : Le 1er septembre 1998.

     ATTENDU QUE la societe a convenu avec GEXFO Investissements Technologiques inc. ("GEXFO") de proceder a un echange d'actions.

EN CONSEQUENCE, IL EST RESOLU:

1. D'ECHANGER les dix (10) actions categorie "A" detenues par GEXFO dans le capital-actions de GEXFO Distribution Internationale inc. contre une (1) action categorie "C" du capital-social de la societe.

2. DE DONNER instructions et instructions sont par les presentes donnees au secretaire de la societe d'emettre, de preparer et remettre a GEXFO un certificat representant une (1) action categorie "C" du capital-social de la societe et d'inscrire les entrees appropriees dans les registres corporatifs de la societe.

3. QUE messieurs Germain Lamonde et Robert Tremblay soient, et ils sont par les presentes autorises a signer, pour et au nom de la societe, la convention d'echange, substantiellement selon la teneur du projet soumis aux administrateurs et dument approuve, a convenir des clauses, amendements et conditions qu'ils jugeront appropries et a signer tout autre document et a poser tout autre geste utile ou necessaire pour donner plein effet aux presentes resolutions.

LES RESOLUTIONS CI-DESSUS SONT SIGNEES PAR TOUS LES ADMINISTRATEURS DE LA SOCIETE QUI AURAIENT EU DROIT DE VOTE SUR ICELLES LORS D'UNE ASSEMBLEE DES ADMINISTRATEURS, POUR AVOIR PLEINE VIGUEUR ET PLEIN EFFET, LE TOUT CONFORMEMENT A LA LOI.

ADOPTEES ET SIGNEES PAR TOUS LES ADMINISTRATEURS DE LA SOCIETE.


/s/ Germain Lamonde                         /s/ Robert Tremblay
_____________________________________       ___________________________________
GERMAIN LAMONDE                             ROBERT TREMBLAY
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ENGAGEMENTS ENVIRONNEMENTAUX

L'Emprunteur respectera les exigences de toutes les dispositions legislatives et reglementaires visant la protection de l'environnement (les "exigences environnementales") et devra constamment detenir les autorisations, permis et certificats requis par ces dispositions.

L'Emprunteur avisera immediatement la Banque en cas k'emission, de deversement ou de decouverte de tout contaminant relativement a ses biens, ses activites ou ceux de toute porpriete voisene. Il devra de plus transmettre a la Banque sans delai, tout avis, ordonnance ou amende qu'il pourrait recevoir ou etre condammne a payer relativement aux exigences environnementales se rapportant a son entreprise ou ses biens.

Sur demande de la Banque et aux conditions etablies par cette derniere, l'Emprunteur doit, a ses frais, fournit toute information et document que la Banque pourra exiger quant a sa situation environnementale, incluant toute etude ou tout rapport prepare par une firme acceptable a la Banque. Advenant le cas ou ces etudes ou rapports revelaiend un non-respect des exigences environnementales,